Exhibit 3.u

CERTIFICATE OF INCORPORATION

OF

FOREIGN MANUFACTURERS FINANCE CORPORATION

FIRST. The name of this Corporation is: FOREIGN MANUFACTURERS FINANCE CORPORATION.

SECOND. The principal office of the Corporation in the State of Delaware is located at No. 900 Market Street in the City of Wilmington, County of New Castle. The name and address of its resident agent is the REGISTRAR AND TRANSFER COMPANY, No. 900 MARKET STREET, WILMINGTON, DELAWARE.

THIRD. The nature of the business, or the objects or purposes to be transacted, promoted, or carried on by the Corporation, are as follows:

(a) To acquire by purchase, subscription or otherwise, and to own, hold, sell, negotiate, assign, deal in, exchange, transfer, mortgage, pledge or otherwise dispose of any shares of the capital stock, scrip; or any voting trust certificates in respect of the shares of capital stock of, or any bonds, mortgages, securities or evidence of indebtedness issued or created by, any other corporation joint stock company or association, public or private, or of the Government of the United States of America, or of any foreign government, or of any state, territory, municipality or other political subdivision or of any governmental agency; and to issue in exchange therefor, in the manner permitted by law, shares of the capital stock, bonds or other obligations of the Corporation; and while the holder or owner of any such shares of capital stock, scrip, voting trust certificates, bonds, mortgages or other securities or evidence of indebtedness, to possess and exercise in respect thereof any and all rights, powers and privileges of ownership, including the right to vote thereon;

(b) To guarantee the payment of dividends on any shares of the capital stock of any corporation, joint stock company or association in which this Corporation has or may at any time have an interest; to endorse or otherwise guarantee the payment of the principal of, or interest on, any scrip, bonds, coupons, mortgages, debentures, or other securities issued or created by any corporation, joint stock occupancy or association in which this Corporation has an interest, or whose shares or securities it owns; to become surety for and to guarantee the carrying out or the performance of any and all contracts of every kind or character of any corporation, joint stock company or association in which this Corporation has an interest, or whose shares or securities it owns; and to do any and all lawful things designed to protect, preserve, improve or enhance the value of any such shares, scrip, voting trust certificates, bonds, coupons, mortgages, debentures, securities or other evidences of indebtedness of any corporation, joint stock company or association in which this Corporation has an interest or whose shares or securities it may own, and to make any guarantee which may be lawful for a corporation organized under the General Corporation Law;

(c) To enter into and make, and perform and carry out contracts of any kind and description made for any lawful purpose, without limit as to amount, with any person, firm, association or corporation, either public or private, or with any territory or government or agency thereof;

(d) To loan and borrow money; to draw, make, accept, endorse, transfer, assign, execute and issue bonds, debentures, promissory notes, and other evidences of indebtedness, and for the purpose of securing any of its obligations or contracts to convey, transfer, assign, deliver, mortgage and/or pledge all or any part of the property or assets at any time owned or held by this Corporation, upon such terms and conditions as the Board of Directors shall authorize, and as may be permitted by law;

(e) To acquire, hold, sell, reissue, or cancel any shares of its own capital stock, provided, however, that this Corporation may not use any of its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of this Corporation, and provided further, that the shares of its own capital stock belonging to this Corporation shall not be voted directly or indirectly;

(f) To undertake or assume the whole or any part of the bonds, mortgages, franchises, leases, contracts, indebtedness, guaranties, liabilities and obligations of any person, firm, association, corporation or organization, and to purchase or otherwise acquire the whole or any part of the property, assets, business, good-will and rights of any person, firm, association, corporation or organization and to pay for the same or any part or combination thereof in cash, shares of the capital stock, bonds, debentures, debenture stock, notes and other obligations of this Corporation or otherwise, or by undertaking and assuming the whole or any part of the liabilities or obligations of the transferor; and to hold or in any manner dispose of the whole or any part of the property and assets so acquired or purchased, and to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of such business;

(g) To manufacture, buy or otherwise acquire, own, mortgage, sell, assign, transfer or otherwise dispose of, import, export, trade and deal in and with goods, wares and merchandise and articles of commerce;

(h) To buy, exchange, contract for, lease, and in any and all other ways, acquire, take, hold and own real property, wherever situated, and personal property of every character and description, and to sell, mortgage, lease and otherwise dispose of the same;

(i) To engage in any kind of manufacturing business and to buy, exchange, contract for, lease, construct and otherwise acquire, take, hold and own, and to sell, mortgage, lease or otherwise dispose of, manufacturing plants, and to manage, operate, maintain, improve and develop the same;

(j) To acquire, organize, incorporate and reorganize subsidiary corporations and joint stock companies and associations for any purpose permitted by law;

(k) To apply for, obtain, register, purchase, lease, or otherwise acquire any concessions, rights, options, patents, privileges, patent rights and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, or any right, option or contract in relation thereto, and to perform, carry out and fulfill the terms and conditions thereof, and to develop, maintain, lease, sell, transfer, dispose of, and otherwise deal with the same;

(l) To conduct all or any part of its operations and business without restriction or limit as to amount in the State of Delaware or in any or all other states, territories, districts, colonies and dependencies of the United States of America and in any or all foreign countries; and to acquire (by purchase, exchange, lease, hire or otherwise), and hold, develop, operate, lease, sell, assign, transfer, exchange, mortgage, pledge or otherwise dispose of, or turn to account, and convey, real and personal property of every kind and nature, and rights or privileges therein, in the State of Delaware and in any or all other States, territories, districts, colonies and dependencies of the United States of America and in any or all foreign countries;

(m) To carry out all or any part of the foregoing objects as principal, factor, agent, contractor, or otherwise, either alone or in connection with any person, firm, association or corporation, and generally to act as factor, agent or representative for any person or for any other corporation, so far as permitted by law.

(n) To have and to exercise any and all powers and privileges now or hereafter conferred by the laws of the State of Delaware upon corporations formed under the Acts hereinafter referred to or under any act amendatory thereof or supplemental thereto or substituted therefor.

The foregoing clauses are to be construed both as objects and powers; and it is hereby expressly provided that the enumeration herein of specific objects and powers shall not be held to limit or restrict in any manner the general powers of the Corporation; provided, however, that nothing herein contained shall be deemed to authorize or permit the Corporation to carry on any business or to exercise any power or to do any act which a corporation formed under the Act hereinafter referred to, or any amendment thereof or supplement or substitute therefor, may not at the time lawfully carry on or do. It is the intention that the purposes, objects and powers specified in each of the paragraphs of this Article Third of this Certificate of Incorporation shall, except as otherwise expressly provided, in no wise be limited or restricted by reference to or inference from the terms of any other clause or paragraph of this Article, or of any other Article of this Certificate of Incorporation.

FOURTH: The total authorized capital stock of this corporation is Five Hundred Thousand Dollars ($500,000.00) divided into five thousand (5,000) shares of the par value of One Hundred Dollars ($100.00) each.

If it seems desirable so to do, the Board of Directors may from time to time issue scrip for fractional shares of stock. Such scrip shall not confer upon the holder of any voting or other rights of a stockholder of the Corporation, but the Corporation shall from time to time; within such time as the Board of Directors may determine, issue one whole share of stock upon the surrender of scrip for fractional shares aggregating one whole share properly endorsed, if in registered form.

The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest such share on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly, provided by the laws of the State of Delaware.

FIFTH. No stockholder of this Corporation shall have any preemptive or preferential right of subscription to any shares of any stock of this Corporation, or to any obligations convertible into stock of this Corporation, issued or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors of this Corporation in its discretion from time to time may determine, and at such price as the Board of Directors from time to time may fix, pursuant to the authority hereby conferred by the Certificate of Incorporation of this Corporation, and the Board of Directors may issue stock of this Corporation, or obligations convertible into stock, without offering such issue of stock, either in whole or in part to the stockholders of this Corporation. The acceptance of stock in this Corporation shall be a waiver of any such preemptive or preferential right which in the absence of this provision might otherwise be asserted by stockholders of this Corporation or any of them.

SIXTH. The minimum amount of capital with which the Corporation will commence business shall be one thousand dollars ($1,000.00).

SEVENTH. The names and places of residence of each of the incorporators are as follows:

NAME	RESIDENCE	SHARES
M.M. Nichols	Wilmington, Delaware	8

L.A. Irwin	Wilmington, Delaware	1

M.A. Desmond	Wilmington, Delaware	1

NINTH. The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

TENTH. The number of directors of the Corporation shall be as specified in the By-Laws, and such number may from time to time be increased or decreased in such manner as may be prescribed in the By-Laws, provided the number of directors of the Corporation shall not be less than three (3). In case of any increase in the number of directors, the additional directors may be elected by the Board of Directors to hold office until the next annual meeting of the stockholders and until their successors are elected and qualified. In case of a vacancy or vacancies in the Board of Directors, a majority of the remaining members of the Board may elect a director or directors to fill such vacancy or vacancies.

Directors need not be stockholders.

ELEVENTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized:

To make, alter, amend or repeal the By-Laws of the Corporation, subject to the power of the holders of stock having voting power to alter, amend or repeal the By-Laws made by the Board of Directors;

To determine from time to time whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation (other than the stock ledger) or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors, or of the stockholders;

To set apart out of any funds of the Corporation available for dividends a reserve or reserves for working capital or for any other lawful purpose, and also to abolish any such reserve in the same manner in which it was created;

To sell, lease or exchange all of the property and, assets of this Corporation upon such terms and conditions as the Board of Directors deem expedient and for the best interests of the Corporation but only pursuant to the affirmative vote of the holders of at least majority of the stock issued and outstanding, having voting power, given at a stockholders’ meeting duly called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding;

To issue all or from time to time any of the capital stock of this Corporation for such consideration as may from time to time be fixed by the Board of Directors, such consideration to be an amount in cash fixed by such Board and/or an amount or quantity of property, real, personal or mixed (including shares of stock of other corporations, and/or bonds, debentures, notes and contracts of persons, firms, associations and other corporations and/or rights, services and labor) fixed by the Board of Directors and when the full consideration so fixed by the said Board has been paid, transferred or delivered to the Corporation in cash and/or in shares of stock of other corporations and/or bonds, debentures, notes and contracts of persons, firms, associations or other corporations and/or rights, services, labor or other property, real, personal or mixed, at a valuation or at valuations thereof, fixed by the Board of Directors then (a) all such valuations shall be final and conclusive upon all the world including all stockholders and creditors of the Corporation, past, present and future and (b) the said shares of stock issued therefor shall be deemed forever fully paid and forever non-assessable, and not liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any other and/or further payments thereon under the provisions of any law of the State of Delaware or of the United States or of the common law.

By resolution passed by a majority of the whole Board, to designate three or more of their number to constitute an Executive Committee, which Committee, to the extent provided in said resolution or in the By-Laws of this Corporation, shall have and exercise (except when the Board of Directors shall be in session) any and all of the powers of the Board of Directors and the management of the business and affairs of this Corporation and have power to authorize the seal of this corporation to be affixed to all papers which may require it.

To authorize and cause to be executed mortgages and liens, without limit as to amount, on the real and personal property of this Corporation.

To sell, exchange, assign, convey or otherwise dispose of a part of the property, assets and effects of this Corporation in less than the whole or less than substantially the whole thereof, on such terms and conditions as they shall deem advisable without the assent of the stockholders in writing or otherwise.

To provide for designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions or the Class B shares in the resolution or resolutions providing for the issue of such stock at any time, or from time to time, and to provide for the redemption of such shares at any time or times and at any price or prices and for their issue in series.

TWELFTH. If the By-Laws so provide, the stockholders and Board of Directors of the Corporation shall have power to hold their meetings, to have an office or offices and to keep the books of the Corporation, subject to the provisions of the laws of Delaware, outside of said State at such place or places as may from time to time be designated by the Board of Directors. The first meeting of the incorporators, or of the Corporation, may be held at any time and place designated and consented to in writing by the incorporators.

The Corporation may in its By-Laws confer powers upon its Directors in addition to those granted by this Certificate of Incorporation, and in addition to the powers and authorities expressly conferred upon them by the statutes;

The members of the Board of Directors shall be entitled to reasonable directors’ fees and other compensation for their personal Services.

THIRTEENTH. No contract or other transaction between the Corporation and any other corporation and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; any director individually, or any firm of which any director is be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction with like force and effect as if he were not such director or officer of such other corporation or not so interested.

Any contract, transaction or act of the Corporation or of the Board of Directors or any Committee, which shall be ratified by a majority of a quorum of the stockholders at any annual meeting, or at any special meeting called for such purpose, shall be as valid and as binding as though ratified by every stockholder of the Corporation.

FOURTEENTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein upon stockholders, directors and officers are subject to this reserved power.

FIFTEENTH. It is now and hereby provided and each and every of the undersigned incorporators and each and every holder or the shares of stock of the Corporation, whenever the same may from time to time hereafter be issued or re-issued, do now and hereby agree to each and every of the provisions in the foregoing paragraphs Eleventh, Thirteenth and Fourteenth set forth and each and every such provision is an agreement and condition to which each successive owner or holder of stock expressly agrees by his acceptance of the certificate or certificates evidencing his share or shares of stock and is a covenant running with the title to the said stock into whose hands soever the same may pass.

WE, THE UNDERSIGNED, being all of the incorporators hereinbefore named for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the General Corporation Law of the State of Delaware, being Chapter 65 of the Revised Code of Delaware, and the acts amendatory thereof and supplemental thereto, do make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly have signed and sealed this Certificate this 26th day of December, A.D. 1930.

In presence of:	/s/ M. M. Nichols (L.S.)

/s/ Harry W. Davis Notary Public	/s/ L. A. Irwin (L.S.)
/s/ M. A. Desmond (L.S.)